UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): January 3, 2012

CASCADE BANCORP
(Exact name of registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices) (Zip Code)

(541) 385-6205

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2012, Terry E. Zink  began serving as the President and Chief Executive Officer of Cascade Bancorp (NASDAQ: CACB) (“Bancorp”) and Bank of the Cascades (the “Bank”), a wholly-owned subsidiary of Bancorp.  Information about Mr. Zink and the terms of his employment were previously reported in Bancorp’s Form 8-K filed on October 6, 2011 which is incorporated herein by reference.  On January 3, 2012, Mr. Zink was elected to the board of directors of Bancorp and the Bank.  Mr. Zink will not be joining any committees of Bancorp’s board of directors.

On January 3, 2012, having received the necessary regulatory approvals, J. LaMont Keen also joined the board of directors of Bancorp.  Mr. Keen’s election to the board of directors of Bancorp and the Bank, subject to regulatory approval, was previously reported in Bancorp’s Form 8-K filed on October 4, 2011.  The board committees Mr. Keen will serve on have not been determined.  Neither of the recently elected directors had a direct or indirect interest in any transaction with Bancorp that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

Date: January 5, 2012

CASCADE BANCORP

/s/ Gregory D. Newton
Gregory D. Newton EVP/Chief Financial Officer